Filed Pursuant to Rule 433

Registration Statement No. 333-288168

TOYOTA MOTOR CORPORATION

4.186% Senior Notes due 2027 (Sustainability Bonds)

Final Term Sheet

Issuer:	Toyota Motor Corporation

Principal Amount:	U.S.$500,000,000

Maturity Date:	June 30, 2027

Coupon (Interest Rate):	4.186%

Price to Public:	100.00%

Yield:	4.186%

Spread to Benchmark Treasury:	38 basis points

Benchmark Treasury:	3.875% due May 31, 2027

Benchmark Treasury Price / Yield:	100-04 / 3.806%

Interest Payment Dates:	June 30 and December 30 of each year, starting on December 30, 2025

Day Count Convention:	30/360 (unadjusted)

Business Days:	New York, Tokyo

Minimum Denominations:	U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof

Optional Redemption:

The Issuer has the option to redeem the Notes, in whole or in part, at any time and from time to time prior to May 30, 2027 (the “Par Call Date”) (one month prior to the Maturity Date), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 24, 2025 (the “Preliminary Prospectus Supplement”) plus 10 basis points less (b) interest accrued to, but excluding, the redemption date, and (ii) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer has the option to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Tax Redemption:	The Issuer may redeem the Notes in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes outstanding plus accrued and unpaid interest to the redemption date, upon the occurrence of certain changes in tax law, as set forth in the Preliminary Prospectus Supplement.

Trade Date:	June 24, 2025

Settlement Date:	June 30, 2025 (T+4)

Expected Ratings:	A+ (S&P) / A1 (Moody’s)

Use of Proceeds:	The Issuer intends to allocate an amount equal to the net proceeds from the issuance of the Notes to new or existing Eligible Projects, as defined in the Preliminary Prospectus Supplement.

Listing:	None

Joint Bookrunners:	J.P. Morgan Securities LLC BofA Securities, Inc. Morgan Stanley & Co. LLC Nomura Securities International, Inc. Citigroup Global Markets Inc.

CUSIP:	892331AS8

ISIN:	US892331AS81

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus and the preliminary prospectus supplement relating to the securities to be offered in this offering may be obtained by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, BofA Securities, Inc. toll-free at 1-800-294-1322, Morgan Stanley & Co. LLC at 1-866-718-1649, Nomura Securities International, Inc. at 1-800-638-2268 or Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

No PRIIPs key information document (KID) or UK PRIIPs KID has been prepared as not available to retail in EEA or the UK, respectively.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

TOYOTA MOTOR CORPORATION

4.450% Senior Notes due 2030 (Sustainability Bonds)

Final Term Sheet

Issuer:	Toyota Motor Corporation

Principal Amount:	U.S.$500,000,000

Maturity Date:	June 30, 2030

Coupon (Interest Rate):	4.450%

Price to Public:	100.00%

Yield:	4.450%

Spread to Benchmark Treasury:	60 basis points

Benchmark Treasury:	4.000% due May 31, 2030

Benchmark Treasury Price / Yield:	100-21.25 / 3.850%

Interest Payment Dates:	June 30 and December 30 of each year, starting on December 30, 2025

Day Count Convention:	30/360 (unadjusted)

Business Days:	New York, Tokyo

Minimum Denominations:	U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof

Optional Redemption:

The Issuer has the option to redeem the Notes, in whole or in part, at any time and from time to time prior to May 30, 2030 (the “Par Call Date”) (one month prior to the Maturity Date), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 24, 2025 (the “Preliminary Prospectus Supplement”) plus 10 basis points less (b) interest accrued to, but excluding, the redemption date, and (ii) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer has the option to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Tax Redemption:	The Issuer may redeem the Notes in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes outstanding plus accrued and unpaid interest to the redemption date, upon the occurrence of certain changes in tax law, as set forth in the Preliminary Prospectus Supplement.

Trade Date:	June 24, 2025

Settlement Date:	June 30, 2025 (T+4)

Expected Ratings:	A+ (S&P) / A1 (Moody’s)

Use of Proceeds:	The Issuer intends to allocate an amount equal to the net proceeds from the issuance of the Notes to new or existing Eligible Projects, as defined in the Preliminary Prospectus Supplement.

Listing:	None

Joint Bookrunners:	J.P. Morgan Securities LLC BofA Securities, Inc. Morgan Stanley & Co. LLC Nomura Securities International, Inc. Citigroup Global Markets Inc.

CUSIP:	892331AU3

ISIN:	US892331AU38

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus and the preliminary prospectus supplement relating to the securities to be offered in this offering may be obtained by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, BofA Securities, Inc. toll-free at 1-800-294-1322, Morgan Stanley & Co. LLC at 1-866-718-1649, Nomura Securities International, Inc. at 1-800-638-2268 or Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

No PRIIPs key information document (KID) or UK PRIIPs KID has been prepared as not available to retail in EEA or the UK, respectively.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

TOYOTA MOTOR CORPORATION

5.053% Senior Notes due 2035 (Sustainability Bonds)

Final Term Sheet

Issuer:	Toyota Motor Corporation

Principal Amount:	U.S.$500,000,000

Maturity Date:	June 30, 2035

Coupon (Interest Rate):	5.053%

Price to Public:	100.00%

Yield:	5.053%

Spread to Benchmark Treasury:	77 basis points

Benchmark Treasury:	4.250% due May 15, 2035

Benchmark Treasury Price / Yield:	99-23+ / 4.283%

Interest Payment Dates:	June 30 and December 30 of each year, starting on December 30, 2025

Day Count Convention:	30/360 (unadjusted)

Business Days:	New York, Tokyo

Minimum Denominations:	U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof

Optional Redemption:

The Issuer has the option to redeem the Notes, in whole or in part, at any time and from time to time prior to March 30, 2035 (the “Par Call Date”) (three months prior to the Maturity Date), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes being redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the preliminary prospectus supplement dated June 24, 2025 (the “Preliminary Prospectus Supplement”) plus 15 basis points less (b) interest accrued to, but excluding, the redemption date, and (ii) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Issuer has the option to redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Optional Tax Redemption:	The Issuer may redeem the Notes in whole, but not in part, at a redemption price equal to 100% of the aggregate principal amount of the Notes outstanding plus accrued and unpaid interest to the redemption date, upon the occurrence of certain changes in tax law, as set forth in the Preliminary Prospectus Supplement.

Trade Date:	June 24, 2025

Settlement Date:	June 30, 2025 (T+4)

Expected Ratings:	A+ (S&P) / A1 (Moody’s)

Use of Proceeds:	The Issuer intends to allocate an amount equal to the net proceeds from the issuance of the Notes to new or existing Eligible Projects, as defined in the Preliminary Prospectus Supplement.

Listing:	None

Joint Bookrunners:	J.P. Morgan Securities LLC BofA Securities, Inc. Morgan Stanley & Co. LLC Nomura Securities International, Inc. Citigroup Global Markets Inc.

CUSIP:	892331AV1

ISIN:	US892331AV11

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to suspension, revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies of the prospectus and the preliminary prospectus supplement relating to the securities to be offered in this offering may be obtained by calling J.P. Morgan Securities LLC collect at 1-212-834-4533, BofA Securities, Inc. toll-free at 1-800-294-1322, Morgan Stanley & Co. LLC at 1-866-718-1649, Nomura Securities International, Inc. at 1-800-638-2268 or Citigroup Global Markets Inc. toll-free at 1-800-831-9146.

No PRIIPs key information document (KID) or UK PRIIPs KID has been prepared as not available to retail in EEA or the UK, respectively.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.